                                 FIRST AMENDMENT
                                       TO
                                CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of August 1, 1996, is by and among HUNT MANUFACTURING CO. (the "Borrower"), CERTAIN GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HERETO, THE PERSONS IDENTIFIED AS AN "EXISTING LENDER" ON THE SIGNATURE PAGES HERETO (the "Existing Lenders"), THE PERSONS IDENTIFIED AS A "NEW LENDER" ON THE SIGNATURE PAGES HERETO (the "New Lenders" and, together with the Existing Lenders, the "Lenders") and NATIONSBANK, N.A., as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Credit Agreement dated as of December 19, 1995 (the "Existing Credit Agreement") among the Borrower, the Guarantors, the Existing Lenders and the Agent, the Existing Lenders have extended commitments to make certain credit facilities available to the Borrower; and

         WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:


                                     PART I
                                   DEFINITIONS

                  SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

                           "Amended Credit Agreement" means the
                  Existing Credit Agreement as amended hereby.

                           "Amendment No. 1 Effective Date" is
                  defined in Subpart 4.1.

                  SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.





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                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

                  SUBPART 2.1.  Amendments to Section 1.1.

                  SUBPART 2.1.1. The following definitions in Section 1.1 of the Existing Credit Agreement are amended in their entireties to read as follows:

                  "Agent's Fees" shall have the meaning assigned to such term in
         Section 3.5(c).

                  "Applicable Margin" means, for purposes of calculating the applicable interest rate for any day for any Eurodollar Loan or the applicable rate of the Facility Fee for any day for purposes of Section 3.5(a) or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i), the appropriate applicable margin corresponding to the Consolidated Leverage Ratio in effect as of the most recent Calculation Date:


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                                      Applicable
                                      Margin for
                                      Eurodollar
                                         Loans                  Applicable
                                       which are   Applicable   Margin for
                      Consolidated     Revolving   Margin for    Standby
      Pricing           Leverage         Credit     Facility    Letter of
        Level             Ratio          Loans        Fee      Credit Fee

          I           Equal to or     27.5 bps     10.0 bps     27.5 bps
                      less than
                      2.00 to 1.00

         II           Greater than    35.0 bps     15.0 bps     35.0 bps
                      2.00 to 1.00
                      but equal to
                      or less than
                      2.50 to 1.00

         III          Greater than    42.5 bps     20.0 bps     42.5 bps
                      2.50 to 1.00
                      but equal to
                      or less than
                      3.00 to 1.00

         IV           Greater than    50.0 bps     25.0 bps     50.0 bps
                      3.00 to 1.00

         Determination of the appropriate Applicable Margins based on the Consolidated Leverage Ratio shall be made as of each Calculation Date. The Consolidated Leverage Ratio in effect as of a Calculation Date shall establish the Applicable Margins that shall be effective as of the date designated by the Agent as the Applicable Margin Change Date. The Agent shall determine the Applicable Margins as of each Calculation Date and shall promptly notify the Borrower and the Lenders of the Applicable Margins so determined and of the Applicable Margin Change Date. Such determinations by the Agent of the Applicable Margins shall be conclusive absent demonstrable error.

                  "Available Reinvestment Amount" means, at any time, the aggregate amount of the Excess Sale Proceeds of all asset sales made pursuant to Section 8.4(b)(v) with respect to which the related Application Period has not yet expired, provided that such Excess Sale Proceeds (i) have not been applied to the purchase, acquisition or construction of Alternative Assets as contemplated by Section 8.4(b)(v)(B)(1) and (ii) have been applied to prepay the Loans as contemplated by Section 8.4(b)(v)(B)(2) and Section 3.3(b)(ii).

                  "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender, (ii) with respect to


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         the Swingline Lender, the Swingline Commitment and (iii) with respect to the Issuing Lender, the LOC Commitment.

                  An "Excess Sale Event" shall be deemed to have occurred if either (1) the net book value of all assets sold pursuant to the terms of Section 8.4(b)(v) during the preceding twelve (12) months exceeds 15% of Consolidated Total Assets as determined at the end of the immediately preceding fiscal year or (2) the net book value of all assets sold pursuant to the terms of Section 8.4(b)(v) during the preceding thirty-six (36) months exceeds 30% of Consolidated Total Assets as determined at the end of the fiscal year nearest to the date thirty-six (36) months prior to such sale of assets.

                  "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means (i) as to Eurodollar Loans, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals), (ii) as to Competitive Loans, a period commencing in each case on the date of the borrowing and ending on the date specified in the applicable Competitive Bid whereby the offer to make such Competitive Loan was extended (such ending date in any event to be not less than 7 nor more than 180 days from the date of the borrowing) and (iii) as to Swingline Loans, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with the provisions of Section 2.4(b)(i) (such ending date in any event to be not more than seven (7) Business Days from the date of borrowing); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (B) no Interest Period shall extend beyond the Termination Date, and
         (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar


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         month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                  "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Base Rate or the Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), the Competitive Loans and/or the Swingline Loans (or any Swingline Loan bearing interest at the Base Rate or the Quoted Rate and referred to as a Base Rate Loan or a Quoted Rate Swingline Loan), individually or collectively, as appropriate.

                  "Material Subsidiary" means (i) each of Bevis, Hunt Data, Hunt Holdings, Hunt X-Acto and Seal and (ii) any other direct or indirect Subsidiary of the Borrower which at any time on or after the Closing Date has total assets (as determined in accordance with GAAP) equal to or greater than $1,000,000, provided that the aggregate total assets (as determined in accordance with GAAP) at any time of all Subsidiaries of the Borrower excluded from this definition of "Material Subsidiary" shall not exceed 10% of Consolidated Total Assets as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information.

                  "Net Proceeds" means proceeds received by the Borrower or any of its Subsidiaries from time to time in connection with any Asset Sale or Equity Transaction, net of the actual costs and taxes incurred by such Person in connection with and attributable to such Asset Sale or Equity Transaction, as applicable.

                  "Note" means any Revolving Note, any Competitive Note or the Swingline Note, as the context may require.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

                  "Participation Interest" means, the extension of credit by a Lender by way of a purchase of a participation in any Letters of Credit or LOC Obligations as provided in Section 2.2(c), in Swingline Loans as provided in Section 2.4(b)(iii) or in any Loans as provided in Section 3.13.

                  "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by the Borrower or any of its Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received by the Borrower or any of its Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date


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         and set forth in Schedule 1.1A; (v) Investments in any Subsidiary of the Borrower which is a Guarantor; (vi) Investments in any Subsidiary of the Borrower which is not a Guarantor, provided that the aggregate outstanding principal amount of all such Investments plus all Investments made pursuant to subsection (xv) of this definition shall not exceed, as of the date made, 10% of Consolidated Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information; (vii) Guaranty Obligations permitted by Section 8.1; (viii) acquisitions permitted by
         Section 6.15 and Section 8.4(c); (ix) transactions permitted by Section 8.8; (x) loans to directors, officers, employees, agents, customers or suppliers that do not exceed an aggregate principal amount of $1,000,000 at any one time outstanding; (xi) Investments received as consideration in connection with or arising by virtue of any merger, consolidation, sale or other transfer of assets permitted under Section 8.4; (xii) Investments by the Borrower in a Subsidiary or Affiliate in connection with a Permitted Receivables Financing; (xiii) intercompany Indebtedness of Bevis, Seal and Hunt Europe to the Borrower incurred in the ordinary course of business and consistent with the past practices of such Persons or for cash management purposes and, in the case of Hunt Europe, not exceeding $10,000,000 at any time outstanding; (xiv) in the case of any Foreign Subsidiary of the Borrower, Investments which may be denominated in a currency other than Dollars, having similar liquidity, duration and credit quality of issuer as Investments of the types described in the definition of "Cash Equivalents" set forth in this Section 1.1; and (xv) Investments in joint ventures and partnerships, provided that the aggregate outstanding principal amount of all such Investments plus all Investments made pursuant to subsection (vi) of this definition shall not exceed, as of the date made, 10% of Consolidated Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information.

                  "Permitted Liens" means:

                           (i) Liens in favor of the Agent on behalf of the
                  Lenders;

                           (ii) Liens (other than Liens created or imposed under
                  ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);



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                           (iii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen and suppliers and other liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iv) Liens (other than Liens created or imposed under
                  ERISA) incurred or deposits made by the Borrower or any of its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (v) Liens in connection with attachments or judgments
                  (including judgment or appeal bonds) provided that the judgments secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                           (vi) easements, rights-of-way, restrictions
                  (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                           (vii) Liens on Property securing purchase money
                  Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

                           (viii) leases or subleases granted to others not interfering in any material respect with the business of any Credit Party;

                           (ix) any interest of title of a lessor under, and
                  Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;



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                           (x) Liens created or deemed to exist in connection
                  with a Permitted Receivables Financing (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable receivables and related property actually sold, contributed or otherwise conveyed pursuant to such transaction;

                           (xi) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                           (xii) Liens existing as of the Closing Date and set
                  forth on Schedule 1.1B; provided that (a) no such Lien shall at any time be extended to or cover any property of any Credit Party other than the property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be increased; and

                           (xiii) other Liens; provided that the aggregate
                  outstanding principal amount of all Indebtedness secured by such Liens plus the aggregate outstanding principal amount of all Indebtedness of all Subsidiaries of the Borrower plus the aggregate outstanding obligations incurred in transactions permitted by Section 8.12 shall not, at any time, exceed 20% of Consolidated Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information.

                  "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent Calculation Date preceding the date of such transaction with respect to which the Agent has received the Required Financial Information. As used herein, "transaction" means (i) any incurrence, assumption or retirement of Indebtedness as referred to in Section 8.1(i)(i), (ii) any sale or other disposition of assets as referred to in Section 8.3(b)(iv) or (iii) any acquisition of capital stock or securities or any purchase, lease or other acquisition of Property as referred to in
         Section 8.4(c). With respect to any transaction of the type described in clause (i) above regarding Indebtedness which has a floating or formula rate, the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

                  "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at


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         least 51% of (i) the Commitments to make Revolving Loans or (ii) if the
         Commitments have been terminated, the outstanding Loans and Participation Interests.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender, in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (A) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (B) to purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.2(c) and (C) to purchase participation interests in the Swingline Loans in accordance with the provisions of
         Section 2.4(c).

                  SUBPART 2.1.2.  The following definitions set forth in
         Section 1.1 of the Existing Credit Agreement are deleted in their entirety: "Debt Transaction," "Term Loan," "Term Loan Commitment," "Term Loan Committed Amount," "Term Loan Unused Fee" and "Term Note."

                  SUBPART 2.1.3. Section 1.1 of the Existing Credit Agreement is amended to include the following definitions in their proper alphabetical location:

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to the terms of Section 2.3.

                  "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender in accordance with the provisions of Section 2.3, the fixed rate of interest offered by the Lender making the Competitive Bid.

                  "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with the provisions of Section 2.3(b).

                  "Competitive Bid Request Fee" shall have the meaning assigned to such term in Section 3.5(d).

                  "Competitive Loan" means a loan made by a Lender in its discretion pursuant to the provisions of Section 2.3.

                  "Competitive Loan Lenders" means, at any time, those Lenders which have Competitive Loans outstanding.

                  "Competitive Loan Maximum Amount" shall have the meaning assigned to such term in Section 2.3(a).

                  "Competitive Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.3(i) and evidencing the Competitive Loans, if any, of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.



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                  "Consolidated Capitalization" means, at any time, the sum of
         (i) Consolidated Net Worth at such time plus (ii) Consolidated Funded Indebtedness at such time.

                  "Consolidated Funded Indebtedness to Capitalization Ratio" means, as of any Calculation Date, the ratio of (i) Consolidated Funded Indebtedness as of such Calculation Date to (ii) Consolidated Capitalization as of such Calculation
         Date.

                  "Consolidated Total Assets" means, at any time, all items which, in accordance with GAAP, would be classified as assets on a consolidated balance sheet of the Borrower as of such time minus the amount of Contingent Liabilities for Receivables at such time as determined in accordance with GAAP.

                  "Contingent Liabilities for Receivables" means, at any time, the aggregate amount of recourse (solely for defaulted or delinquent receivables) against the Borrower and all of its Subsidiaries under all Permitted Receivables Financings.

                  "Excess Sale Proceeds" means, with respect to any Excess Sale Event, either (1) if an Excess Sale Event is deemed to occur pursuant to clause (1) of the definition thereof, the amount by which the Net Proceeds of all such asset sales made during the preceding twelve (12) months exceeds 15% of Consolidated Total Assets as determined at the end of the immediately preceding fiscal year or (2) if an Excess Sale Event is deemed to occur pursuant to clause (2) of the definition thereof, the amount by which the Net Proceeds of all such asset sales made during the preceding thirty-six (36) months exceeds 30% of Consolidated Total Assets as determined at the end of the fiscal year nearest to the date thirty-six (36) months prior to such sale of assets.

                  "Quoted Rate" means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.4.

                  "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at a Quoted Rate.

                  "Senior Note" means any of the 7.86% Senior Notes due August 1, 2011, in an aggregate original principal amount of $50,000,000, issued by the Borrower in favor of the Senior Noteholders pursuant to the Senior Note Agreement, as the same may be amended, modified, supplemented or replaced from time to time.

                  "Senior Note Agreement" means that certain Note
         Purchase Agreement, dated as of August 1, 1996, by and


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         between the Borrower and the Senior Noteholders, as the same may be amended, modified, supplemented or replaced from time to time.

                  "Senior Noteholder" means any of the holders from time to time of the Senior Notes.

                  "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

                  "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.4(a).

                  "Swingline Lender" means NationsBank.

                  "Swingline Loan" shall have the meaning assigned to such term in Section 2.4(a).

                  "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $2,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

                  SUBPART 2.2. Amendment to Section 2.1(a). Section 2.1(a) of the Existing Credit Agreement is amended in its entirety to read as follows:

                  2.1  Revolving Loans.

                  (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Commitment Percentage of revolving credit loans ("Revolving Loans") from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided further, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed SEVENTY-FIVE MILLION DOLLARS ($75,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"); provided, further, (i) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans shall not exceed the Revolving Committed Amount. Revolving


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         Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than 12 separate Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                  SUBPART 2.3. Amendment to Section 2.2(a). Section 2.2(a) of the Existing Credit Agreement is amended in its entirety to read as follows:

                  2.2  Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Lenders will participate in the issuance by the Issuing Lender from time to time of such Letters of Credit from the Closing Date until the Termination Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans shall not at any time exceed the aggregate Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

                  SUBPART 2.4. Amendment to Section 2.3. Section 2.3 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  2.3      Competitive Loan Subfacility.

                  (a) Competitive Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Borrower may, from time to


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         time from the Closing Date until the Termination Date, request and each
         Lender may, in its sole discretion, agree to make, Competitive Loans to the Borrower; provided further, however, that (i) the aggregate principal amount of outstanding Competitive Loans shall not at any time exceed the lesser of (a) SEVENTY-FIVE MILLION DOLLARS ($75,000,000) or
         (b) the Revolving Committed Amount (the "Competitive Loan Maximum Amount"), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans shall not at any time exceed the Revolving Committed Amount. Each Competitive Loan shall be not less than $5,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof (or the remaining portion of the Competitive Loan Maximum Amount, if less).

                  (b) Competitive Bid Requests. The Borrower may solicit Competitive Bids by delivery of a Competitive Bid Request substantially in the form of Schedule 2.3(b)-1 to the Agent by 12:00 Noon (Charlotte, North Carolina time) on a Business Day not less than one (1) nor more than four (4) Business Days prior to the date of a requested Competitive Loan borrowing. A Competitive Bid Request shall specify (i) the date of the requested Competitive Loan borrowing (which shall be a Business Day), (ii) the amount of the requested Competitive Loan borrowing and (iii) the applicable Interest Periods requested and shall be accompanied by payment of the Competitive Bid Request Fee. The Agent shall, promptly following its receipt of a Competitive Bid Request under this subsection (b), notify the affected Lenders of its receipt and the contents thereof and invite the Lenders to submit Competitive Bids in response thereto. A form of such notice is provided in Schedule 2.3(b)-2. No more than three (3) Competitive Bid Requests (e.g., the Borrower may request Competitive Bids for no more than three (3) different Interest Periods at a time) shall be submitted at any one time and Competitive Bid Requests may be made no more frequently than once every five (5) Business Days.

                  (c) Competitive Bid Procedure. Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid must be received by the Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the Business Day next succeeding the date of receipt by the Agent of the related Competitive Bid Request. A Lender may offer to make all or part of the requested Competitive Loan borrowing and may submit multiple Competitive Bids in response to a Competitive Bid Request. The Competitive Bid shall specify (i) the particular Competitive Bid Request as to which the Competitive Bid is submitted,
         (ii) the minimum (which shall be not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof) and maximum principal amounts of the requested Competitive Loan or Loans as to which the Lender is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor. A form of such Competitive Bid is provided in Schedule 2.3(c). A Competitive Bid submitted by a Lender in accordance with the provisions hereof shall be irrevocable. The Agent shall promptly notify the Borrower of all Competitive Bids made and the terms thereof.

                  (d) Submission of Competitive Bids by Agent. If the Agent, in its capacity as a Lender, elects to submit a Competitive Bid in response to any Competitive Bid Request, it shall submit such Competitive Bid directly to the Borrower one-half of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Agent in response to such Competitive Bid Request pursuant to subsection (c) above.

                  (e) Acceptance of Competitive Bids. The Borrower may, in its sole and absolute discretion, subject only to the provisions of this subsection (e), accept or refuse any Competitive Bid offered to it. To accept a Competitive Bid, the Borrower shall give written notification (or telephone notice promptly confirmed in writing) substantially in the form of Schedule 2.3(e) of its acceptance of any or all such Competitive Bids to the Agent by 11:00 A.M. (Charlotte, North Carolina time) on the date on which notice of the Competitive Bids is given to the Borrower by the Agent; provided, however, (i) the failure by the Borrower to give timely notice of its acceptance of a Competitive Bid shall be deemed to be a refusal thereof, (ii) the Borrower may accept Competitive Bids only in ascending order of rates, (iii) the aggregate amount of Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) the Borrower may accept a portion of a Competitive Bid in the event, and to the extent, acceptance of the entire amount thereof would cause the Borrower to exceed the principal amount specified in the Competitive Bid Request, subject however to the minimum amounts provided herein (and provided that where two or more Lenders submit such a Competitive Bid at the same Competitive Bid Rate, then pro rata between or among such Lenders) and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of subsection (iv) hereof, then in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to subsection (iv) hereof, the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice of acceptance of a Competitive Bid given by the Borrower in accordance with the provisions hereof shall be irrevocable. The Agent shall, not later than 12:00 Noon (Charlotte, North Carolina time) on the date of receipt by the Agent of a notification from the Borrower of its acceptance and/or refusal of Competitive Bids, notify each affected Lender of its receipt and the contents thereof. Upon its receipt from the Agent of notification of the Borrower's acceptance of its Competitive Bid in accordance with the terms of this subsection (e), each successful bidding Lender will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  (f) Funding of Competitive Loans. Each Lender which is to make a Competitive Loan shall make its Competitive Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Section 11.1, or at such other office as the Agent may designate in writing, by 1:30 P.M. (Charlotte, North Carolina time) on the date specified in the Competitive Bid Request in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by crediting the account of the Borrower on the books of such office with the aggregate of the amount made available to the Agent by the applicable Competitive Loan Lenders and in like funds as received by the Agent.

                  (g) Maturity of Competitive Loans. Each Competitive Loan shall mature and be due and payable in full on the last day of the Interest Period applicable thereto. Unless the Borrower shall give notice to the Agent otherwise, the Borrower shall be deemed to have requested a Revolving Loan borrowing in the amount of the maturing Competitive Loan, the proceeds of which will be used to repay such Competitive Loan.

                  (h) Interest on Competitive Loans. Subject to the provisions of Section 3.1, Competitive Loans shall bear interest in each case at the Competitive Bid Rate applicable thereto. Interest on Competitive Loans shall be payable in arrears on each Interest Payment Date.

                  (i) Competitive Loan Notes. The Competitive Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each such Lender in an original principal amount equal to the Competitive Loan Maximum Amount and substantially in the form of
         Schedule 2.3(i) (such promissory note, as amended, modified, extended, renewed or replaced from time to time is hereinafter referred to individually as a "Competitive Note" and collectively as the "Competitive Notes").

                  SUBPART 2.5. Addition of Section 2.4. The Existing Credit Agreement is amended by adding the following new Section 2.4 immediately succeeding Section 2.3 thereof::

                  2.4      Swingline Loan Subfacility.

                  (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided further, however, that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TWO MILLION DOLLARS ($2,000,000.00) (the "Swingline Committed Amount"), and (ii) the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.4, and may be repaid and reborrowed in accordance with the provisions hereof.

                  (b)       Swingline Loan Advances.

                         (i) Notices; Disbursement. Whenever the Borrower
                  desires a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

                        (ii) Minimum Amounts. Each Swingline Loan advance shall
                  be in a minimum principal amount of $100,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                       (iii) Repayment of Swingline Loans. The principal amount
                  of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than seven (7) Business Days from the date of advance thereof) or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied,
                  (III) whether a Default or an Event of Default then exists,
                  (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

                  (c) Interest on Swingline Loans. (i) Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to:

                        (A) Base Rate Loans. If such Swingline Loan is a Base
                  Rate Loan, the Base Rate.

                        (B) Quoted Rate Swingline Loans. If such Swingline Loan
                  is a Quoted Rate Swingline Loan, Quoted Rate applicable thereto.

         Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

                  (ii) Payment of Interest. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Schedule 2.4(d) (such promissory note, as amended, modified, extended, renewed or replaced from time to time is hereinafter referred to as the "Swingline Note").

                  SUBPART 2.6. Amendment to Section 3.2. The first sentence of
         Section 3.2 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  3.2 Extension and Conversion. Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in
         Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii),
         (iv) no more than 12 separate Eurodollar Loans shall be outstanding hereunder at any time, (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (vi) Competitive Loans and Swingline Loans may not be extended or converted pursuant to this Section 3.2.

                  SUBPART 2.7. Amendment to Section 3.3. Section 3.3 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  3.3      Prepayments.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and specifying the applicable Loans to be prepaid; (ii) any prepayment of Eurodollar Loans, Competitive Loans or Quoted Rate Swingline Loans will be subject to Section 3.11; and (iii) each such partial prepayment of Loans shall be in a minimum principal amount of (A) in the case of Revolving Loans and Competitive Loans, $2,000,000 and integral multiples of $1,000,000 in excess thereof and (B) in the case of Swingline Loans, $100,000 and integral multiples of $50,000 in excess thereof. Subject to the foregoing terms, amounts prepaid hereunder shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

                  (b)      Mandatory Prepayments.

                         (i) If at any time, (A) the sum of the aggregate amount of outstanding Revolving Loans plus LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans shall exceed the Revolving Committed Amount or (B) the aggregate principal amount of outstanding Competitive Loans shall exceed the Competitive Loan Maximum Amount, the Borrower promises to prepay immediately the outstanding principal balance on the Revolving Loans and/or Competitive Loans in an amount sufficient to eliminate such excess.

                        (ii) (A) Upon the occurrence of any Excess Sale Event, the Borrower shall, immediately following the related Application Period, prepay the Loans in an amount equal to the Excess Sale Proceeds not applied (or caused to be applied) by the Borrower during the related Application Period to the purchase, acquisition or construction of Alternative Assets as contemplated by the terms of Section 8.4(b)(v)(B)(1) multiplied by the percentage determined by dividing (1) the then current Revolving Committed Amount by (2) the sum of (I) the then current Revolving Committed Amount plus (II) if the Senior Noteholders shall require the Borrower to prepay the Senior Notes with any such Excess Sale Proceeds, the aggregate then outstanding principal amount of all Senior Notes.

                  (B) Immediately upon the occurrence of the Fresno Asset Sale, the Borrower shall prepay the Loans in an amount equal to 50% of the Net Proceeds thereof in excess of $900,000.

                       (iii) To the extent that the aggregate cumulative amount of cash (including cash received in respect of non-cash consideration) Net Proceeds from Equity Transactions received by the Borrower or any of its Subsidiaries during any fiscal year exceeds $500,000, the Borrower shall, within 60 days of receipt of any such Net Proceeds at any time that the Consolidated Leverage Ratio as of the most recent fiscal quarter end with respect to which the Agent shall have received the Required Financial Information is greater than 2.50 to 1.00, prepay the Loans in an amount equal to 50% of the portion of such cash Net Proceeds exceeding $500,000 not applied by the Borrower within such 60 day period to pay the purchase price in connection with any acquisition permitted by the terms of Section 8.4(c).

                  (c) General. All prepayments made pursuant to this Section 3.3 shall be subject to Section 3.11, shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order, shortest to longest, of Interest Period maturities and shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and all other amounts due and payable hereunder with respect to such Loans. Amounts prepaid may be reborrowed in accordance with the provisions hereof.

                  SUBPART 2.8. Amendment to Section 3.4(a). Section 3.4 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  3.4      Termination and Reduction of Revolving Committed
         Amount.

                  (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans. The Agent shall promptly notify each of the Lenders of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

                  (b)      Mandatory Reductions.

                  (i) On any date that the Revolving Loans are required to be prepaid or the Revolving Commitments are required to be reduced pursuant to the terms of Section 3.3(b), the Revolving Committed Amount automatically shall be permanently reduced by the amount of such required prepayment.

                  (ii) On any date that the Borrower shall enter into a Permitted Receivables Financing, the Revolving Committed Amount automatically shall be permanently reduced by the facility commitment amount of such Permitted Receivables
         Financing.

                  (c) Termination Date. The Commitments of the Lenders and the Issuing Lender shall automatically terminate on the Termination Date.

                  SUBPART 2.9. Amendment to Section 3.5(a). Subsections (a), (c) and (d) of Section 3.5 of the Existing Credit Agreement are amended in their entireties to read as follows:

                  3.5      Fees.

                  (a) Facility Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "Facility Fee") on such Lender's Commitment Percentage of the Revolving Committed Amount (regardless of usage, but taking into account any permanent reductions in the Revolving Committed Amount) computed at a per annum rate for each day during the applicable Facility Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Margin in effect from time to time. The Facility Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the fifteenth (15th) day of each January, April, July and October (and the Termination Date) for the immediately preceding fiscal quarter (or portion thereof) (each such fiscal quarter or portion thereof for which the Facility Fee is payable hereunder being herein referred to as an "Facility Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

                                    * * * * *

                  (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account and for the account of NationsBanc Capital Markets, Inc., as applicable, the fees referred to in the Agent's Fee Letter (collectively, the "Agent's Fees").

                  (d) Competitive Bid Request Fee. The Borrower shall make payment to the Agent for each Competitive Bid Request of a Competitive Bid administrative fee (the "Competitive Bid Request Fee") of $1500 concurrently with delivery of any Competitive Bid Request (whether or not any Competitive Bid is offered by a Lender or accepted by the Borrower and whether or not any Competitive Loan is extended by any Lender in connection with such Competitive Bid Request).

                  SUBPART 2.10. Amendment to Section 3.11. The first sentence of
         Section 3.11 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  3.11 Indemnity. The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Quoted Rate Swingline Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan or Quoted Rate Swingline Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans or Quoted Rate Swingline Loans on a day which is not the last day of an Interest Period with respect thereto.

                  SUBPART 2.11. Amendment to Section 3.12(a). Section 3.12(a) of the Existing Credit Agreement is amended in its entirety to read as follows:

                  3.12 Pro Rata Treatment. Except to the extent otherwise provided herein:

                  (a) Loans. Each Loan, each payment or prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Facility Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests. With respect to Competitive Loans, if the Borrower fails to specify the particular Competitive Loan or Loans as to which any payment or other amount should be applied and it is not otherwise clear as to the particular Competitive Loan or Loans to which such payment or other amounts relate, or any such payment or other amount is to be applied to Competitive Loans without regard to any such direction by the Borrower, then each payment or prepayment of principal on Competitive Loans and each payment of interest or other amount on or in respect of Competitive Loans, shall be allocated pro rata among the relevant Competitive Loan Lenders in accordance with the then outstanding amounts of their respective Competitive Loans.

                  SUBPART 2.12. Amendments to Section 5.1. The introductory paragraph and subsection (c) of Section 5.1 of the Existing Credit Agreement are amended in their entireties to read as follows:

                  5.1 Closing Conditions. The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

                                    * * * * *

                  (c)      [reserved];

                  SUBPART 2.13. Amendments to Section 5.2. The introductory paragraph and subsection (i) of Section 5.2 of the Existing Credit Agreement are amended in their entireties to read as follows:

                  5.2 Conditions to all Extensions of Credit. The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend Letters of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

                           (i) The Borrower shall have delivered (A) in the case of any Revolving Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (B) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

                  SUBPART 2.14. Amendment to Section 6.15. Section 6.15 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  6.15 Purpose of Loans and Letters of Credit. The proceeds of the Loans hereunder shall be used solely by the Borrower (i) to finance or refinance the Stock Repurchase (if any), (ii) for the working capital and general corporate purposes of the Borrower and its Domestic Subsidiaries and (iii) to finance acquisitions by the Borrower. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the Borrower in the ordinary course of business.

                  SUBPART 2.15. Amendment to Section 7.11. Section 7.11 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  7.11  Financial Covenants.

                  (a) Consolidated Net Worth. Consolidated Net Worth at all times shall be no less than $45,000,000, increased on a cumulative basis as of the last day of each fiscal year commencing with the last day of fiscal year 1996, by an amount equal to 30% of Consolidated Net Income for the fiscal year then ended.

                  (b) Consolidated Leverage Ratio. The Consolidated Leverage Ratio at each Calculation Date shall be no greater than the following proportions:

                                 Period                         Ratio
                                 ------                         -----

                           For any first fiscal               3.25 to 1.00
                           quarter period, second
                           fiscal quarter period or
                           fourth fiscal quarter
                           period occurring from
                           the Closing Date
                           through the last day of
                           fiscal year 1996 of the
                           Borrower

                           For any third fiscal               3.75 to 1.00
                           quarter period occurring
                           from the Closing Date
                           through the last day of
                           fiscal year 1996 of the
                           Borrower

                           For any first fiscal               3.00 to 1.00
                           quarter period, second
                           fiscal quarter period or
                           fourth fiscal quarter
                           period occurring from
                           the first day of fiscal
                           year 1997 of the Borrower
                           through the last day of
                           such fiscal year

                           For any third fiscal               3.50 to 1.00
                           quarter period occurring
                           from the first day of
                           fiscal year 1997 of the
                           Borrower through the last
                           day of such fiscal year

                           For any first fiscal               2.75 to 1.00
                           quarter period, second
                           fiscal quarter period or
                           fourth fiscal quarter
                           period occurring from
                           the first day of fiscal
                           year 1998 of the Borrower
                           through the last day of
                           such fiscal year

                           For any third fiscal               3.25 to 1.00
                           quarter period occurring
                           from the first day of
                           fiscal year 1998 of the
                           Borrower through the last
                           day of such fiscal year

                           For any first fiscal               2.50 to 1.00
                           quarter period, second
                           fiscal quarter period or
                           fourth fiscal quarter
                           period occurring from
                           the first day of fiscal
                           year 1999 of the Borrower
                           and thereafter

                           For any third fiscal               3.00 to 1.00
                           quarter period occurring
                           from the first day of
                           fiscal year 1999 of the
                           Borrower and thereafter

                  (c) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio at each Calculation Date shall be no less than 1.30 to 1.00.

                  (d) Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio at each Calculation Date shall be no less than 2.00 to 1.00.

                  (e) Consolidated Funded Indebtedness to Capitalization Ratio. The Consolidated Funded Indebtedness to
         Capitalization Ratio at each Calculation Date shall be no greater than the following proportions:

                                 Period                          Ratio
                                 ------                          -----

                           For any fiscal quarter             0.70 to 1.00
                           period occurring from
                           from the first day of the
                           third fiscal quarter period
                           of 1996 through the last
                           day of fiscal year 1997
                           of the Borrower

                           For any fiscal quarter             0.65 to 1.00
                           occurring from the first
                           day of fiscal year 1998 of
                           the Borrower through the
                           last day of such fiscal year

                           For any fiscal quarter             0.60 to 1.00
                           period occurring from the
                           first day of fiscal year
                           1999 of the Borrower and
                           thereafter

                  SUBPART 2.16. Amendment to Section 8.1. Section 8.1 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  8.1 Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower and any of its Subsidiaries existing as of the Closing Date set forth in
         Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

                  (c) purchase money Indebtedness (including Capital Leases) hereafter incurred by the Borrower or any of its Foreign Subsidiaries to finance the purchase of fixed assets provided that (i) the aggregate principal amount of such Indebtedness plus the aggregate outstanding principal amount of Indebtedness permitted pursuant to clause (b) above and clause (i)(i) below shall not exceed $10,000,000 at any time, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) unsecured Indebtedness of the Borrower or any of its Foreign Subsidiaries with respect to letters of credit (other than Letters of Credit issued hereunder) provided that the aggregate maximum amount available to be drawn under all such letters of credit, together with all unreimbursed drawings with respect thereto, shall not exceed $10,000,000 at any time outstanding;

                  (e) obligations of the Borrower in respect of interest rate protection agreements, foreign currency exchange, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

                  (f) obligations in connection with any Permitted Receivables Financing;

                  (g) intercompany Indebtedness of Bevis, Seal and Hunt Europe owing to the Borrower to the extent permitted by the definition of "Permitted Investments" set forth in Section 1.1;

                  (h) Indebtedness arising under the Senior Note Agreement and the Senior Notes in an aggregate principal amount of up to $50,000,000; and

                  (i) in addition to the Indebtedness otherwise permitted by this Section 8.1,

                  (i) other Indebtedness hereafter incurred by the Borrower or any of its Foreign Subsidiaries provided that (A) in the case of any such Indebtedness incurred by the Borrower, the loan documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to the Borrower and its Subsidiaries that are more restrictive than the covenants and default provisions contained in the

                  Credit Documents, (B) on the date of incurrence of such Indebtedness after giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of the Borrower or any of its Subsidiaries, no Default or Event of Default would exist hereunder and (C) the aggregate principal amount of such Indebtedness plus the aggregate outstanding principal amount of Indebtedness permitted pursuant to clauses (b) and (c) above shall not exceed $10,000,000 at any time; and

                  (ii) (A) Guaranty Obligations of the Borrower with respect to any Indebtedness of a Foreign Subsidiary permitted under this
                  Section 8.1 and (B) Guaranty Obligations of any Subsidiary of the Borrower that is a Guarantor with respect to any Indebtedness of the Borrower permitted under this Section 8.1.

         Notwithstanding the foregoing of this Section 8.1, the aggregate outstanding principal amount of all Indebtedness hereafter incurred by any Subsidiaries of the Borrower (other than Indebtedness permitted under subsection (b) and (g) hereof) plus the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted under subsection (xiii) of the definition of "Permitted Liens" plus the aggregate outstanding obligations incurred in transactions permitted by
         Section 8.12 shall not exceed, at any time, 20% of Consolidated Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information.

                  SUBPART 2.17. Amendments to Section 8.4. Subsections (b) and
         (c) of Section 8.4 of the Existing Credit Agreement are amended in their entireties to read as follows:

                  8.4 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, nor will it permit any of its Subsidiaries to:

                                    * * * * *

                  (b) sell, lease, transfer or otherwise dispose of any Property (including without limitation pursuant to any sale and leaseback transaction) other than (i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) in a Permitted Receivables Financing,
         (iv) the Fresno Asset Sale, provided that the Borrower shall (A) immediately repay or prepay in full the industrial revenue bond financing in an outstanding principal amount as of the Closing Date of approximately $1,600,000 relating to such assets and (B) prepay the Loans in connection with such asset sale to the extent required by
         Section 3.3(b)(ii)(B) and (v) other sales of assets, provided that (A) after giving effect on a Pro Forma Basis to such sale or other disposition, no Default or Event of Default would exist hereunder and (B) the Borrower shall give notice to the Agent and each of the Lenders specifying the anticipated or actual date of such asset sale, briefly describing the assets sold or to be sold and setting forth the net book value of such assets and the aggregate consideration and Net Proceeds to be received for such assets in connection with such asset sale, and thereafter the Borrower shall (1) within the period of twelve months following the consummation of such asset sale (with respect to any such asset sale, the "Application Period"), apply (or cause its applicable Subsidiary to apply) an amount equal to the Excess Sale Proceeds of such asset sale to the purchase, acquisition or, in the case of real property, construction of Alternative Assets in a transaction complying with all of the terms and conditions of this Credit Agreement or (2) prepay the Loans in connection with such asset sale to the extent required by Section 3.3(b)(ii); or

                  (c) acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person unless (i) such Property or Person represents operations similar to those of Borrower and its Subsidiaries, (ii) no Default or Event of Default exists hereunder, and (iii) after giving effect to such transaction, no Default or Event of Default would exist hereunder.

                  SUBPART 2.18. Amendment to Section 8.6. Section 8.6 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  8.6 Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make (A) dividends payable solely in the same class of capital stock of such Person and (B) other Restricted Payments payable solely in common stock of such Person, (ii) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries of the Borrower), (iii) as permitted by Section 8.7 and
         (iv) so long as no Default or Event of Default exists hereunder, other Restricted Payments made by the Borrower.

                  SUBPART 2.19. Amendment to Section 8.7. Section 8.7 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  8.7 Prepayments of Indebtedness, etc. The Borrower will not, nor will it permit any of its Subsidiaries to, (i) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness (other than Subordinated Indebtedness) or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness subordinated to the obligations of the Borrower or the Guarantors hereunder or (iii) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) where such change would have a Material Adverse Effect.

                  SUBPART 2.20. Amendment to Section 8.12. Section 8.12 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  8.12 Sale Leasebacks. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person other than the Borrower or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease that would cause the aggregate outstanding obligations of the Borrower and its Subsidiaries in respect of all such transactions plus the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted under subsection (xiii) of the definition of "Permitted Liens" plus the aggregate outstanding principal amount of all Indebtedness of all Subsidiaries of the Borrower to exceed, at any time, 20% of Consolidated Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information.

                  SUBPART 2.21. Amendment to Section 8.13. Section 8.13 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  8.13 No Further Negative Pledges. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, other than (i) pursuant to the Senior Note Agreement and the Senior Notes, in each case as in effect as of August 1, 1996, and (ii) prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby).

                  SUBPART 2.22. Amendments to Section 9.1. Section 9.1 of the Existing Credit Agreement is amended by replacing the period following subsection (k) with a semicolon followed by the word "or" and including the following subsection (l):

                  9.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                                    * * * * *

                  (l) Senior Note Agreement. There shall occur and be continuing any Event of Default under and as defined in the Senior Note Agreement.

                  SUBPART 2.23. Amendments to Section 11.6. The last sentence of
         Section 11.6 of the Existing Credit Agreement is amended in its entirety to read as follows:

                  No provision of Section 2.2 may be amended without the consent of the Issuing Lender, no provision of Section 2.4 may be amended without the consent of the Swingline Lender and no provision of Section 10 may be amended without the consent of the Agent.

                  SUBPART 2.24. Amendments to Schedule 2.1(a). Schedule 2.1(a) of the Existing Credit Agreement is hereby deleted in its entirety and a new schedule in the form of Schedule 2.1(a) attached hereto is substituted therefor.

                  SUBPART 2.25. Amendments to Schedule 2.1(b)(i). Schedule 2.1(b)(i) of the Existing Credit Agreement is hereby deleted in its entirety and a new schedule in the form of Schedule 2.1(b)(i) attached hereto is substituted therefor.

                  SUBPART 2.26. Deletion of Schedule 2.3(f). Schedule 2.3(f) of the Existing Credit Agreement is hereby deleted in its entirety.

                  SUBPART 2.27. Amendments to Schedule 11.3(b). Schedule 11.3(b) of the Existing Credit Agreement is hereby deleted in its entirety and a new schedule in the form of
         Schedule 11.3(b) attached hereto is substituted therefor.

                  SUBPART 2.28. Additional Schedules. The Existing Credit Agreement is hereby amended to include Schedule 2.3(b)-1, Schedule 2.3(b)-2, Schedule 2.3(c), Schedule 2.3(e), Schedule 2.3(i) and
         Schedule 2.4(d) in the forms, respectively, of Schedule 2.3(b)-1,
         Schedule 2.3(b)-2, Schedule 2.3(c), Schedule 2.3(e), Schedule 2.3(i) and Schedule 2.4(d) attached hereto.


                                    PART III
                           ASSIGNMENTS AND ASSUMPTIONS

         The Existing Lenders hereby sell and assign, without recourse, to the New Lenders, and the New Lenders hereby purchase and assume, without recourse, from the Existing Lenders, effective as of the Amendment No. 1 Effective Date, such interests in the Existing Lenders' rights and obligations under the Existing Credit Agreement (including, without limitation, the Commitments of the Existing Lenders on the Amendment No. 1 Effective Date and the Revolving Loans and LOC Obligations which are outstanding on the Amendment No. 1 Effective Date) as shall be necessary in order to give effect to the reallocations of the Revolving Committed Amounts and Revolving Commitment Percentages effected by the amendment to Schedule 2.1(a) to the Existing Credit Agreement pursuant to Subpart 2.24. Each of the Existing Lenders and the New Lenders hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.3(b) of the Existing Credit Agreement (as amended hereby). From and after the Amendment No. 1 Effective Date (i) each of the New Lenders shall be a party to and be bound by the provisions of the Existing Credit Agreement (as amended hereby) and, to the extent of the interests assigned hereby, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) each of the Existing Lenders shall, to the extent of the interests assigned or terminated hereby, relinquish its rights and be released from its obligations under the Existing Credit Agreement. The Agent hereby agrees that no transfer fee shall be payable under Section 11.3(b) of the Existing Credit Agreement or otherwise in connection with the assignments effected pursuant to this Part III.


                                     PART IV
                           CONDITIONS TO EFFECTIVENESS

                  SUBPART 4.1. Amendment No. 1 Effective Date. This Amendment shall be and become effective as of the date hereof (the "Amendment No. 1 Effective Date") when all of the conditions set forth in this Subpart
         4.1 shall have been satisfied, and thereafter this

         Amendment shall be known, and may be referred to, as "Amendment No. 1."

                  SUBPART 4.1.1. Execution of Counterparts of Amendment. The Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Agent and the Lenders.

                  SUBPART 4.1.2. Execution of Notes. The Agent shall have received:

                           (a) An appropriate original Amended and Restated Revolving Note for each applicable Lender, executed by the Borrower;

                           (b) An appropriate original Competitive Note for each applicable Lender, executed by the Borrower; and

                           (c) An appropriate original Swingline Note for the Swingline Lender, executed by the Borrower.

                  SUBPART 4.1.3.  Senior Notes.

                           (a) (i) The Borrower shall have entered into the Note
                  Purchase Agreement(s) with each holder of a Senior Note, (ii) the Borrower shall have executed the Senior Notes and (iii) the Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of the Note Purchase Agreement(s) and each of the Senior Notes as originally executed and delivered, and no amendment or modification thereof shall have been entered into on or prior to the Amendment No. 1 Effective Date which shall not have been approved by each of the Lenders.

                           (b) The Agent shall have received a copy certified by
                  a secretary or assistant secretary of the Borrower of a resolution of the directors of the Borrower approving the Note Purchase Agreement(s).

                  SUBPART 4.1.4. Prepayments. The Borrower (a) shall have received proceeds from the sale of the Senior Notes in an aggregate principal amount of $50,000,000 and (b) shall have (i) prepaid in full all principal, interest and other amounts owing in respect of the Term Loan (as defined in the Existing Credit Agreement) and (ii) prepaid the Revolving Loans to the extent necessary to reduce the aggregate outstanding principal balance thereof, together with the aggregate outstanding LOC Obligations, to $75,000,000.

                                     PART V
                                  MISCELLANEOUS

                  SUBPART 5.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

                  SUBPART 5.2. Instrument Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

                  SUBPART 5.3. References in Other Credit Documents. At such time as this Amendment No. 1 shall become effective pursuant to the terms of Subpart 4.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 1.

                  SUBPART 5.4. Representations and Warranties. The Borrower hereby represents and warrants that (i) the conditions precedent to the initial Loans and initial Letters of Credit were satisfied as of the Closing Date (assuming satisfaction of all requirements in such conditions that an item be in form and/or substance reasonably satisfactory to the Agent or any Lenders or that any event or action have been completed or performed to the reasonable satisfaction of the Agent or any Lenders), (ii) the representations and warranties contained in Section 6 of the Existing Credit Agreement are correct on and as of the date hereof as though made on and as of such date and after giving effect to the amendments contained herein and (iii) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof.

                  SUBPART 5.5. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                  SUBPART 5.6. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  SUBPART 5.7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.




         [The remainder of this page has been left blank intentionally]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWER:                           HUNT MANUFACTURING CO.


                                    By____________________________
                                      Title:


GUARANTORS:                         BEVIS CUSTOM FURNITURE, INC.


                                    By____________________________
                                      Title:


                                    HUNT DATA PRODUCTS, INC.


                                    By____________________________
                                      Title:


                                    HUNT HOLDINGS, INC.


                                    By____________________________
                                      Title:


                                    HUNT X-ACTO, INC.


                                    By____________________________
                                      Title:


                                    SEAL PRODUCTS, INC.


                                    By____________________________
                                      Title:

EXISTING LENDERS:                   NATIONSBANK, N.A.,
                                    individually in its capacity as a
                                    Lender and in its capacity as Agent


                                    By_____________________________

                                    Title__________________________


                                    ABN AMRO BANK N.V., NEW YORK BRANCH


                                    By_____________________________

                                    Title__________________________


                                    BANQUE PARIBAS


                                    By_____________________________

                                    Title__________________________


                                    BROWN BROTHERS HARRIMAN & CO.


                                    By_____________________________

                                    Title__________________________


                                    THE CHASE MANHATTAN BANK, N.A.

                                    By_____________________________

                                    Title__________________________


                                    CORESTATES BANK, N.A.


                                    By_____________________________

                                    Title__________________________



                              [Signatures Continue]

                                    FIFTH THIRD BANK


                                    By_____________________________

                                    Title__________________________


                                    FIRST UNION NATIONAL BANK


                                    By_____________________________

                                    Title__________________________


                                    FIRST NATIONAL BANK OF CHICAGO


                                    By_____________________________

                                    Title__________________________


                                    MELLON BANK, N.A.


                                    By_____________________________

                                    Title__________________________


                                    SUNTRUST BANK, ATLANTA


                                    By_____________________________

                                    Title__________________________


                                    VAN KAMPEN AMERICAN CAPITAL PRIME
                                    RATE INCOME TRUST


                                    By_____________________________

                                    Title__________________________



                              [Signatures Continue]

NEW LENDERS:                        NATIONSBANK, N.A.,
                                    individually in its capacity as a
                                    Lender and in its capacity as Agent


                                    By_____________________________

                                    Title__________________________


                                    BANQUE PARIBAS


                                    By_____________________________

                                    Title__________________________


                                    CORESTATES BANK, N.A.


                                    By_____________________________

                                    Title__________________________


                                    FIRST UNION NATIONAL BANK


                                    By_____________________________

                                    Title__________________________


                                    MELLON BANK, N.A.


                                    By_____________________________

                                    Title__________________________

                  Certain schedules and/or exhibits to the foregoing agreement have been omitted, and the Company will provide them to the Securities and Exchange Commission upon request.